Exhibit 99.2

Operating Results Scorecard
As of September 30, 2012

	Q1-11	Q2-11	Q3-11	Q4-11	2011	Q1-12	Q2-12	Q3-12
Revenue (millions)
Domestic	$ 47.5	$ 43.1	$ 35.2	$ 31.2	$ 157.0	$ 27.4	$ 21.6	$ 23.1
Asia Pacific	10.9	12.1	14.3	17.3	$ 54.6	$ 19.6	$ 18.7	19.8
Latin America	1.1	1.9	2.2	2.6	$ 7.8	$ 4.0	$ 4.1	4.8
Company Total	$ 59.5	$ 57.1	$ 51.7	$ 51.1	$ 219.4	$ 50.9	$ 44.4	$ 47.7

Revenue %
Domestic	79.8%	75.5%	68.1%	61.1%	71.6%	53.8%	48.6%	48.5%
Asia Pacific	18.3%	21.2%	27.7%	33.8%	20.2%	38.5%	42.1%	41.6%
Latin America	1.8%	3.3%	4.3%	5.1%	28.5%	7.8%	9.2%	10.0%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)*
Domestic	$ 5.0	$ 3.9	$ 1.0	$ 1.2	$ 11.1	$ 0.8	$ 0.4	$ 1.9
Asia Pacific	1.4	1.0	1.9	3.9	$ 8.1	$ 4.8	$ 3.2	4.2
Latin America	(0.7)	(0.4)	(0.7)	(1.2)	$ (2.9)	$ (0.4)	$ (0.3)	(0.0)
Company Total	$ 5.7	$ 4.5	$ 2.1	$ 3.9	$ 16.2	$ 5.3	$ 3.3	$ 6.1

Gross Profit %
Domestic	10.6%	9.0%	2.7%	3.9%	7.1%	3.1%	2.0%	8.2%
Asia Pacific	12.5%	8.0%	13.0%	22.4%	14.8%	24.8%	17.0%	21.4%
Latin America	-62.0%	-19.7%	-32.2%	-44.6%	-37.5%	-8.9%	-8.1%	-0.7%
Company Total	9.6%	7.9%	4.1%	7.7%	7.4%	10.5%	7.4%	12.8%

*Certain reclassifications have been made to historical information for costs that were reclassified from SG&A to gross profit.